EXHIBIT 10.80
September 21, 2012

Via Electronic Mail (Schibi@epc-cc.com)

Esenjay Oil & Gas, Ltd.
500 N. Water Street, Suite 1100 South
Corpus Christi, Texas 78401
Attn:    Ms. Linda D. Schibi
             Vice President, Land
Email:   Schibi@epc-cc.com

Re:	Amendatory Letter Agreement No. 1 Purchase and Sale Agreement, dated July 26, 2012 Condor Niobrara Prospect Morgan and Weld Counties, Colorado

Ladies and Gentlemen:

Reference is hereby made to that certain Purchase and Sale Agreement (the “Purchase Agreement”), dated July 26, 2012, by and among Esenjay Oil & Gas, Ltd. (“Esenjay”), Winn Exploration Co., Inc. (“Winn”), Lacy Properties, Ltd. (“Lacy”), Crain Energy, Ltd. (“Crain”), Ravco, Inc. (“Ravco”), Arentee Investments (“Arentee”), and Schibi Oil & Gas, Ltd. (“Schibi”), as Sellers, and Condor Energy Technology LLC (“CONDOR”), as Buyer. Esenjay, Winn, Lacy, Crain, Ravco, Arentee, Schibi and CONDOR are sometimes referred to herein collectively, as the “Parties” or individually, as a “Party.” This Amendatory Letter Agreement No. 1 (this “Amendment”) sets forth the terms and conditions of the agreement among the Parties with regard to the above-referenced matter. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

The Parties desire to set the time at which Closing is to occur at 10:00 a.m. local time in Corpus Christi, Texas, on Monday, September 24, 2012, provided that each Party executes and delivers to Esenjay or CONDOR, as appropriate, a written certificate stating that all pre-Closing covenants and conditions precedent to Closing have been satisfied by such Party (electronic mail sufficient).

Due to Sellers Schibi, Ravco and Arentee being unable to make all of the necessary representations set out in the Purchase Agreement, their collective 1.25000% interest is being delivered to CONDOR by Esenjay, and the Parties desire to remove all references to Sellers Schibi, Ravco and Arentee from the Purchase Agreement.

The Parties further desire to amend and restate Appendix 2A, Appendix 2B, and Appendix 2C to reflect the final “Appendix 2A Leases,” “Appendix 2B Leases,” and “Appendix 2C Leases,” respectively, and corresponding Approved Net Leasehold Acres attributable to each.

The Parties desire to revise the Recitals, Section 1.2, and Section 1.3, based on the Approved Net Leasehold Acres.

The Parties further desire to amend the Purchase Agreement to revise Section 5.3 to provide that the “Sellers’ Retained Leases” referenced therein are to be scheduled on Appendix 2D, and to add Appendix 2D to the Purchase Agreement.

The Parties further desire to amend the definition of “Proportionate Share” included in Appendix 1 to the Purchase Agreement to correct an inadvertent scrivener’s error in such definition. The Parties desire to amend this definition to correct this error.

In consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The Parties hereby agree that the Closing shall occur on Monday, September 24, 2012, provided that each Party executes and delivers to Esenjay or CONDOR, as appropriate, a written certificate stating that all pre-Closing covenants and conditions precedent to Closing have been satisfied by such Party (electronic mail sufficient).

2. The Parties hereby agree to revise the Purchase Agreement to remove all references to Sellers Schibi, Ravco and Arentee and acknowledge that Schibi, Ravco and Arentee’s collective 1.25000% interest will be delivered to CONDOR by Esenjay.

3. The Parties hereby agree to amend and restate each of Appendix 2A, Appendix 2B, and Appendix 2C as set forth on the new Appendix 2A, Appendix 2B, and Appendix 2C attached hereto, and agree and acknowledge that the “Approved Net Leasehold Acres” attributable to such appendices are as follows:

Appendix 2A	1,818.45
Appendix 2B	1,123.31
Appendix 2C	640.00
TOTAL	3,581.76

4. The Parties hereby amend Section 5.3 of the Purchase Agreement to provide that the “Sellers’ Retained Leases” referenced therein are scheduled on Appendix 2D as attached hereto.

5. The Parties hereby amend the definition of “Proportionate Share” set forth in Appendix 1 to the Purchase Agreement to read in its entirety as follows:

“Proportionate Share means the following shares attributable to each respective Seller: Esenjay, Sixty Percent (60.00%); Winn, Twenty-Five Percent (25%); Crain, Eleven and Twenty-Five Hundredths Percent (11.25%); and Lacy, Three and Seventy-Five Hundredths Percent (3.75%).”

6. The Parties hereby revise the Recitals to reflect the revised Appendix 2A and Appendix 2B acres as stated in Section 3 of this Amendment.  Specifically, the Recitals are amended by replacing “1823.51” with “1818.45” for the Appendix 2A acres, and by replacing “1031.00” with “1123.31” for the Appendix 2B acres.

7. The Parties hereby revise Section 1.2, the Purchase Price, to reflect the revised Appendix 2A and Appendix 2B acres as stated in Section 3 of this Amendment.  Specifically, Section 1.2 is amended by replacing “1,823.51” with “1,818.45” for the Appendix 2A acres, and by replacing “1,031.00” with “1,123.31” for the Appendix 2B acres.

8. The Parties hereby revise Section 1.3, the Closing, to reflect the revised Appendix 2A and Appendix 2B acres as stated in Section 3 of this Amendment.  Specifically, Section 1.3 is amended by replacing “1,823.51” with “1,818.45” for the Appendix 2A acres, and by replacing “1,031.00” with “1,123.31” for the Appendix 2B acres at all locations within the Section.

9. The Parties hereby revise Section 1.3(a)(2), the Equity at Closing, to reflect that the Stock Certificates will be delivered within ten (10) business days post-closing.

10. As amended hereby, the Purchase Agreement, as amended by Amendment No. 1, is in full force and effect, and valid and binding upon the Parties. In the event of a conflict between this Amendment and the Purchase Agreement, as amended, the terms and conditions of this Amendment shall control and govern the point in conflict. Notwithstanding anything to the contrary, failure of this Amendment to address a point in the Purchase Agreement, as amended, shall not be deemed to be a conflict.

11. Each Party hereby agrees that such Party shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be reasonably necessary or advisable to carry out such Party’s obligations under this Amendment. All of the exhibits referred to in this Amendment are hereby incorporated by reference as if set forth in their entirety herein. This Amendment shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns. This Amendment may not be altered, or amended, nor any rights hereunder waived, except by an instrument in writing executed by the Party or Parties to be charged with such amendment or waiver. This Amendment may be executed in counterparts, and each counterpart shall be deemed to be an original, but all of which shall be deemed to be one amendment. This Amendment may be executed by telefax or electronic signatures, and telefax and electronic signatures shall be valid and binding upon the Parties.

Please execute this letter in the space provided below indicating your agreement with the above amendments to the Purchase Agreement and return the executed letter to the undersigned by fax or email at your earliest convenience.

Should you have any questions, please do not hesitate to contact me. Thank you for your prompt attention to this matter.

Sincerely,

Condor Energy Technology LLC

By:	/s/ Clark R. Moore
Clark R. Moore
EVP and General Counsel

ACCEPTED AND AGREED
this 23rd day of September, 2012

Esenjay Oil & Gas, Ltd.

By:	Esenjay Petroleum Corporation,
Its General Partner

By:	/s/ Linda D. Schibi
Linda D. Schibi
Vice President Land

Winn Exploration Co., Inc.		RAvco, Inc.

By:	/s/ Michael W. Calley	By:	/s/ Richard Voss
Name:	Michael W. Calley	Name:	Richard Voss
Title:	Vice President	Title:	President

Lacy Properties, Ltd.		Crain Energy, Ltd.

By:	Lacy Property Management, Inc.	By:	Crain Oil & Gas, LLC
	Its General Partner		Its General Partner

By:	/s/ Darren T. Groce	By:	/s/ Darren T. Groce
Name:	Darren T. Groce	Name:	Darren T. Groce
Title:	Interim President	Title:	Interim President

Schibi Oil & Gas, Ltd.		Arentee Investments

By:	/s/ Linda D. Schibi	By:	/s/ Ronald Johnson
Name:	Linda D. Schibi	Name:	Ronald Johnson
Title:	President
		By:	/s/ Tommy Champlin
		Title:	Tommy Champlin

Exhibits:
Appendix 2A
Appendix 2B
Appendix 2C
Appendix 2D